SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      CONSERVER CORPORATION OF AMERICA
              (Exact name of Registrant as specified in its charter)



           Delaware                               65-0675901
    (State of incorporation             (IRS Employer Identification
       or organization)                             Number)


2655 Le Jeune Road, Suite 535, Coral Gables, Florida              33134
      (Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class               Name of each exchange on which
       to be registered                 each class is to be registered
---------------------------------       ------------------------------
             NONE                               NOT APPLICABLE


Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $.001 per share

                   Redeemable Common Stock Purchase Warrants
                   -----------------------------------------
                              (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.


          Conserver Corporation of America (the "Registrant") is authorized to issue 4,000,000 shares of Common Stock, par value $.001 per share ("Common Stock") and 4,000,000 Redeemable Common Stock Purchase Warrants ("Redeemable Warrants"). A description of the Registrant's Common Stock and Redeemable Warrants is set forth under "Description of Securities" in Registrant's Registration Statement on Form S-1 [File No. 333-16571] (the "Registration Statement") and such description is incorporated herein by reference.


Item 2.   Exhibits.

          4.1  Specimen certificate evidencing Registrant's Common Stock (1)

          4.2  Specimen certificate evidencing Registrant's Redeemable
               Warrants (1)

          4.3 Certificate of Incorporation of Registrant and Amendments thereto (1)

          4.4  By-laws of Registrant (1)

          4.5 Form of Warrant Agreement between Registrant, the Representative and Continental Stock Transfer & Trust Company, as Warrant Agent (including form of Redeemable Common Stock Purchase Warrant) (1)

          4.6 "Description of Securities" on pages 39-41 of Amendment No. 2 to the Registrant's Registration Statement (1)



-------------
(1) Heretofore filed as an Exhibit to the Registration Statement and incorporated herein by reference.

                                 SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              CONSERVER CORPORATION OF AMERICA



                              By: /s/ Charles H. Stein
                                  Charles H. Stein
                                  President


Dated: February 27, 1997